Exhibit 99.1

Distributed Energy Systems Corp.

10 Technology Drive

Wallingford, CT 06492

(Nasdaq: DESC)

Contact:

At the Company:

John Glidden

VP of Finance

(203)	678-2355

SCHWALLIE JOINS DISTRIBUTED ENERGY'S MANAGEMENT TEAM AS CEO

Company Expects to Report Strong 4th Quarter Operating Results;

Conference Call Today at 10:30AM

WALLINGFORD, CT, January 17, 2006 – The Board of Directors of Distributed Energy Systems Corp. (Nasdaq: DESC) announced today it appointed Ambrose L. Schwallie as chief executive officer and a director of the company.

Mr. Schwallie comes to the company from Washington Group International (Nasdaq: WGII), an integrated engineering, construction, and management solutions company, where he served as president of its defense business unit. He is a 26-year veteran of Westinghouse Electric where he headed a business unit that was acquired by WGII in 1999.

Distributed Energy was created in late 2003 when Proton Energy Systems acquired Northern Power Systems. Both Proton and Northern Power are leading developers of advanced energy technologies and services to the new energy marketplace.

Walter W. “Chip” Schroeder, Distributed Energy’s president, continues as its president and a member of the Board of Directors. He was a founder of Proton and has led the company since its inception in 1996.

Distributed Energy also said today its preliminary expectation is to report 2005 total revenues that are approximately double 2004's revenues of $22 million. The company also expects its fourth-quarter per share results for 2005 to be better than the loss of $0.11 cents it reported for the fourth quarter of 2004. Distributed Energy plans to report its actual fourth quarter and year-end results in early March.

"Ambrose Schwallie's skills and accomplishments are perfectly suited to moving Distributed Energy to the next level,” said Mr. Schroeder. Dr. Robert W. Shaw, Jr., Distributed Energy’s chairman, stated: "Under Chip Schroeder’s direction, the company has emerged from early stage to commercial – with substantially improved performance in 2005. We are enthusiastic that we have been able to attract Ambrose to work with Chip and lead our team, particularly with his record of rapid, substantial and profitable growth at the Washington Group business unit he has led during the past several years."

"I'm excited about joining this talented team for two reasons,” stated Mr. Schwallie, "First, we can build on the product and services offerings the company is providing to customers today and developing for next generation needs. Second, I believe we can accelerate the company’s growth and progress toward profitability. I also believe the company has the people, technology and business plan to create a leading market position.” Mr. Schwallie has personally invested $500,000 in Distributed Energy common stock at the market price.

Mr. Schroeder added: “Speaking for all of us at Distributed Energy, we welcome Ambrose Schwallie to our team. We look forward to benefiting from the breadth and depth of his energy-industry-related experience and his enthusiastic commitment to Distributed Energy's dual objectives of growth with profitability in the new energy marketplace. "

Conference Call

The company will host a conference call today, Tuesday, January 17, 2006 at 10:30 a.m. EST to discuss the appointment of Mr. Schwallie as CEO. Individuals wishing to participate in the conference call should dial (800) 901-5241, pass code 69475387, or for international calls (617) 786-2963. A replay will be available through January 31, 2006 by dialing (888) 286-8010, pass code 51514347 or on the company's website. The call will also be broadcast live over the Internet, and can be accessed through the investors' section of the Distributed Energy Systems website at http://www.distributed-energy.com.

About Ambrose Schwallie

As president of Washington Group International’s defense business unit, Mr. Schwallie directed operations that primarily serve the United States Departments of Defense and State. Prior to that, he was president of the Westinghouse Savannah River Company from 1991 to 1999, where he directed more than 10,000 employees engaged in three major missions at the Department of

Energy’s Savannah River Site in South Carolina. Mr. Schwallie has also served as an engineering manager at Westinghouse, working on advanced reactor design for defense and space, liquid metal reactors and alternate energy systems involving photovoltaics, fuel cells and magneto hydrodynamics. He holds bachelor of science and master of science degrees in mechanical engineering from Ohio State University.

Option and Stock Grants

In order to align the interests of Mr. Schwallie with those of DESC stockholders, his compensation package includes options to purchase up to 500,000 shares of DESC common stock and up to 428,280 restricted shares of DESC common stock, as described below. The options have an exercise price equal to the fair market value of DESC common stock on the date of grant and vest as to 25% of the original number of shares on the first anniversary of the grant date and as to an additional 25% of the original number of shares at the end of each successive year following the first anniversary of the grant date until the fourth anniversary of the grant date. In the event Mr. Schwallie's employment is terminated prior to the first anniversary of the grant date, he will nevertheless be entitled to exercise options to purchase the shares that vest on the first anniversary of the grant date. The Company also issued Mr. Schwallie 28,280 shares of common stock at a price of $.01 per share. These shares are fully vested but may not be transferred prior to January 16, 2007. In addition, the Company issued Mr. Schwallie 100,000 shares of restricted common stock at a price of $.01 per share. Such shares are subject to a re-acquisition right in favor of the Company during the first year after grant at a price of $.01 per share if Mr. Schwallie's employment ceases for any reason. The Company has also agreed to make the following issuances of common stock to Mr. Schwallie at a price of $.01 per share under the following conditions: 100,000 shares of common stock will be granted if the Company meets or exceeds the revenue, income and cash flow targets for 2006 approved by DESC's Board of Directors, 100,000 shares of common stock will be granted if the Company has, while Mr. Schwallie is serving as chief executive officer, achieved two consecutive quarters of positive operating cash flow prior to June 30, 2007 and 100,000 shares of common stock will be granted if the Company achieves, while Mr. Schwallie is serving as chief executive officer, four consecutive quarters of revenue totaling $100 million prior to June 30, 2008, with the gross margin on that revenue being at least 20%. These option and stock awards are being made as inducement grants pursuant to Section 4350(i)(1)(A)(iv) of the NASD Marketplace Rules.

About Distributed Energy Systems Corp.

Distributed Energy Systems Corp. (Nasdaq: DESC - News) creates and delivers products and solutions to the emerging decentralized energy marketplace, giving users greater control over their energy cost, quality and reliability. As the parent company of Proton Energy Systems (http://www.protonenergy.com) and Northern Power Systems (http://www.northernpower.com), Distributed Energy Systems delivers a combination of practical, ready-today energy solutions and the solid business platforms for capitalizing on the changing energy landscape. For more information visit http://www.distributed-energy.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Distributed Energy's goals, guidance, future revenue, profitability, and future products and services, and other statements that are not statements of historical fact, may be deemed to be forward-looking information. Without limiting the foregoing, words such as "anticipates," "believes," "could," "estimate," "forecast," "expect," "intend," "may," "might," "should," "will," and "would" and other forms of these words or similar words are intended to identify forward-looking information. Distributed Energy's actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Distributed Energy disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Distributed Energy's forward-looking statements include, but are not limited to, our failure to perform contracts for customers profitably, complete development of our products, failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products, and other factors detailed in Distributed Energy's Form 10-Q for the quarter ended September 30, 2005, and other filings Distributed Energy may make from time to time with the Securities and Exchange Commission.